SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Floating-Rate Income Trust Eaton Vance Senior Floating-Rate Trust Eaton Vance New York Municipal Income Trust (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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Issuer Services Group

YOUR RESPONSE IS NEEDED

Re: FUND NAME(S) MERGED

Dear Shareholder:

We need to speak with you regarding a very important matter concerning your investment in the Fund(s) listed above. This matter pertains to an important operating initiative for the Fund(s).

It is very important that we speak to you regarding this matter at your earliest convenience.

Please contact us toll-free at (866) 416-0552 between 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the number listed below.

INVESTOR ID: “TAG ID”

The call will only take a few moments of your time and there is no confidential information required, just the above investor ID.

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader
Executive Vice President AST Fund Solutions, LLC.

48 Wall Street, New York, NY 10005

EATON VANCE FLOATING-RATE INCOME TRUST (EFT)

EATON VANCE SENIOR FLOATING-RATE TRUST (EFR)

EATON VANCE NEW YORK MUNICIPAL INCOME TRUST (EVY)

Two International Place

Boston, Massachusetts 02110

Vote NOW so Your Fund’s Operations are Not Disrupted!

As you may be aware, Fund shareholders are being asked to approve new investment advisory agreements for the Funds in connection with Eaton Vance’s proposed acquisition by Morgan Stanley. The adjourned joint special meeting of shareholders of Eaton Vance Floating-Rate Income Trust, Eaton Vance Senior Floating-Rate Trust and Eaton Vance New York Municipal Income Trust to consider the new agreements is scheduled for February 5, 2021. To this point, we have not received your vote.

Institutional Shareholder Services, Inc. (ISS), a leading independent proxy advisory firm, recommended that Fund shareholders vote “FOR” the proposal to approve each Fund’s new investment advisory agreement on the WHITE proxy card. In its reports, ISS cited the Funds’ strong relative performance versus peer funds, market price to net asset value trading history and distribution rates as the basis for its recommendation. Please vote your WHITE proxy card(s) today.

You may have received a letter from Saba Capital Management, L.P., a hedge fund manager, and certain of its affiliates (Saba), as well as a GOLD or other non-white proxy card. ISS recommended that Fund shareholders DO NOT VOTE the gold proxy cards solicited by Saba. In its reports, ISS stated that “…Saba has not demonstrated that rejecting the investment advisory agreement is warranted at this time.”

Vote Today!
Your Vote is Extremely Important, No Matter How Many Shares You Own

We encourage you to utilize one of the following easy options for voting today:

• By telephone: Call the toll-free number printed on the enclosed WHITE proxy card(s) and follow the instructions.
• By internet: Access the website address printed on the enclosed WHITE proxy card(s) and follow the directions on the website.
• By mail: Complete, sign, and date the WHITE proxy card(s) you received and return in the self-addressed, postage-paid envelope.

If you have any questions or would like to receive a copy of your Fund’s proxy statement, please contact AST Fund Solutions at (866) 416-0552. You may also view your Fund’s proxy statement online at: https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php